Exhibit 21

List of Subsidiaries

Subsidiary Name	State of Formation
American Ecology Environmental Services Corporation	Texas Corporation
US Ecology Houston, Inc.	Delaware Corporation
Stablex Canada Inc.	Canadian Federal Corporation
US Ecology Michigan, Inc.	Michigan Corporation
US Ecology Thermal Services, Inc.	Delaware Corporation
US Ecology Idaho, Inc.	Delaware Corporation
US Ecology Illinois, Inc.	California Corporation
US Ecology Nevada, Inc.	Delaware Corporation
US Ecology Stablex Holdings, Inc.	Delaware Corporation
US Ecology Canada Holdings Inc.	Canadian Federal Corporation
Environmental Services Inc.	Ontario Corporation
US Ecology Texas, Inc.	Delaware Corporation
US Ecology Winnie, LLC	Delaware Corporation
US Ecology Transportation Solutions, Inc.	Delaware Corporation
US Ecology Washington, Inc.	Delaware Corporation
US Ecology Vernon, Inc.	Delaware Corporation
EQ Parent Company, Inc.	Delaware Corporation
EQ Holdings, Inc.	Delaware Corporation
Envirite Transportation, LLC	Ohio Limited Liability Company
Envirite of Pennsylvania, Inc.	Delaware Corporation
Envirite of Illinois, Inc.	Delaware Corporation
Envirite of Ohio, Inc.	Delaware Corporation
EQ Augusta, Inc.	Michigan Corporation
US Ecology Sulligent, Inc.	Michigan Corporation
EQ Detroit, Inc.	Michigan Corporation
US Ecology Tulsa, Inc.	Michigan Corporation
EQ Industrial Services, Inc.	Michigan Corporation
US Ecology Tampa, Inc.	Michigan Corporation
US Ecology Livonia, Inc.	Michigan Corporation
EQ Mobile Recycling, Inc.	Michigan Corporation
EQ Northeast, Inc.	Massachusetts Corporation
US Ecology Romulus, Inc.	Michigan Corporation
Michigan Disposal, Inc.	Michigan Corporation
Wayne Disposal, Inc.	Michigan Corporation
Wayne Energy Recovery, Inc.	Michigan Corporation
EQ Metals Recovery, LLC	Ohio Limited Liability Company
US Ecology Taylor, Inc.	Michigan Corporation
RTF Romulus, LLC	Michigan Limited Liability Company
EQ de Mexico, Inc.	Mexican Corporation